Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-127256 ) of Clinical Data, Inc. of our report dated March 15, 2005 relating to the financial statements of Genaissance Pharmaceuticals, Inc., which is incorporated by reference in the Current Report on Form 8-K/A of Clinical Data, Inc. dated November 9, 2005.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
November 8, 2005